Exhibit 21

BAXTER INTERNATIONAL INC.

The following is a list of subsidiaries of Baxter International Inc. as of December 31, 2013, omitting some subsidiaries which, when considered in the aggregate, would not constitute a significant subsidiary. Where ownership of a subsidiary is less than 100% by Baxter International Inc. or a Baxter International Inc. subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiary	Incorporation
Baxter Colorado Holding Inc.	Colorado
Baxter Corporation Englewood	Colorado
Baxter Export Corporation	Nevada
Baxter Global Holdings II Inc.	Delaware
Baxter Global Holdings Inc.	Delaware
Baxter Healthcare Corporation	Delaware
Baxter Healthcare Corporation of Puerto Rico	Alaska
Baxter Holding Services Company	Delaware
Baxter International Inc.	Delaware
Baxter Pharmaceutical Solutions LLC	Delaware
Baxter Sales and Distribution Corp.	Delaware
Baxter World Trade Corporation	Delaware
BioLife Plasma Services L.P.	Pennsylvania
Gambro Renal Products, Inc.	Colorado
GRP US Holding Corp.	Colorado
Laboratorios Baxter S.A.	Delaware
RTS Americas Inc.	Delaware
RTS Worldwide Holdings Inc.	Delaware
Synovis Life Technologies, Inc.	Minnesota

Foreign Subsidiary	Incorporation
Baxter Argentina S.A.	Argentina
Baxter Healthcare Pty Ltd	Australia
Gambro Pty Ltd	Australia
Baxter AG	Austria
Baxter Innovations GmbH	Austria
Baxter S.A.	Belgium
Baxter Services Europe SA	Belgium
Baxter World Trade SPRL	Belgium
Baxter Hospitalar Ltda.	Brazil
Baxter Corporation	Canada
Baxter Healthcare (Guangzhou) Company Ltd	China	87.5%
Baxter Healthcare (Shanghai) Company Ltd	China
Baxter Healthcare (Suzhou) Company Ltd	China
Baxter Healthcare (Tianjin) Company Ltd.	China	70%
Baxter Healthcare Trading (Shanghai) Co. , Ltd	China
Baxter (China) Investment Co., Ltd.	China
RTS Colombia Ltda.	Colombia
RTS S A S	Colombia
Baxter Productos Medicos, Ltda.	Costa Rica
Baxter S.A.S.	France
Gambro Industries SAS	France
Baxter Deutschland GmbH	Germany
Baxter Deutschland Holding GmbH	Germany

Foreign Subsidiary	Incorporation
Baxter Oncology GmbH	Germany
Gambro Dialysatoren GmbH	Germany
Gambro GmbH	Germany
Baxter (Hellas) EPE	Greece
Baxter (India) Private Limited	India
Baxter Manufacturing S.p.A.	Italy
Baxter S.p.A.	Italy
Baxter World Trade Italy S.R.L.	Italy
Bieffe Medital S.p.A.	Italy
Gambro Dasco SpA	Italy
Gambro Hospal SpA	Italy
Baxter Holdings Limited	Japan
Baxter Limited	Japan
Gambro K.K.	Japan
Baxter Holding Mexico, S. de R.L. de C.V.	Mexico
Baxter S.A. de C.V.	Mexico
Baxter Healthcare Limited	New Zealand
Baxter Incorporated	Republic of Korea
Gambro Korea Ltd.	Republic of Korea
Baxter ZAO	Russia
Baxter Pacific Investments Pte Ltd	Singapore
Baxter S.L.	Spain
Baxter Holding AB	Sweden
Gambro AB	Sweden
Gambro Invest AB	Sweden
Gambro Lundia AB	Sweden
Incentive AB	Sweden
Indap Holding AB	Sweden
Baxter Healthcare Holding GmbH	Switzerland
Baxter Trading GmbH	Switzerland
Baxter AG	Switzerland
Baxter BioScience Manufacturing Sarl	Switzerland
Baxter Healthcare SA	Switzerland
Baxter Recombinant Sarl	Switzerland
Sapa Prodotti Plastici Sagl	Switzerland
Baxter Healthcare Limited	Taiwan
Baxter Holding B.V.	The Netherlands
Baxter Netherlands Holding B.V.	The Netherlands
Bieffe Medital Nederland N.V.	The Netherlands
Eczacibasi-Baxter Hastane Urunleri Sanayi ve Ticaret A.S.	Turkey
ApaTech Limited	United Kingdom
Baxter Healthcare (Holdings) Limited	United Kingdom
Baxter Healthcare Limited	United Kingdom
Baxter Healthcare Pharmaceutical Limited	United Kingdom
Baxter de Venezuela, C.A.	Venezuela